Exhibit 99.1

October 22, 2013	Media Contact:	Patty Seif
WILMINGTON, Del.		302-774-4482
patricia.r.seif@dupont.com
	Investor Contact:	302-774-4994

DuPont Delivers 3Q 2013 Operating Earnings of $.45 per Share

Sales Increase on Higher Volume

WILMINGTON, Del., October 22, 2013 — DuPont today announced third quarter 2013 operating earnings of $.45 per share compared to $.43 per share in the prior year.  GAAP1 earnings from continuing operations were $.28 per share versus a loss of $.05 per share for the third quarter 2012.  Third quarter results principally reflect overall top-line growth and earnings improvements for Performance Materials, Electronics & Communications and Safety & Protection, and a lower effective tax rate.  This was offset by expected lower earnings for Performance Chemicals.

Highlights

•                  Third quarter net sales of $7.7 billion increased 5 percent, with volume up 9 percent versus a weak prior year.  Sales also reflect 3 percent lower local prices and a 1 percent negative currency impact.

•                  Excluding Performance Chemicals, all operating segments posted increased operating earnings versus last year.  Performance Materials, Electronics & Communications, Safety & Protection and Industrial Biosciences had double-digit earnings growth reflecting higher volumes and improved margins.

•                  Agriculture sales grew 15 percent driven by increased insecticide volumes and higher seed prices in Latin America. The sales growth and the benefit of increased ownership in Pannar Seed (Pty) Ltd.  reduced the segment’s third quarter seasonal loss to $62 million.

•                  Cost productivity gains and restructuring savings are on track to meet or exceed full-year targets.

•                  The company continues to expect full-year operating earnings of about $3.85 per share.

“We executed well against our plans.  Third quarter sales volumes and operating earnings were stronger across most businesses compared to a soft quarter last year,” said DuPont Chair and CEO Ellen Kullman.  “While we expect overall sequential growth in industrial market demand will remain subdued, fourth quarter operating earnings will be up substantially from last year.  For the full year we are on track to deliver modest earnings growth, despite the significant decline in Performance Chemicals’ results.”

1Generally Accepted Accounting Principles (GAAP)

Global Consolidated Net Sales — 3rd Quarter

Third quarter 2013 net sales were $7.7 billion, up 5 percent versus last year, reflecting 9 percent higher volume, partly offset by 3 percent lower local selling prices and 1 percent negative currency impact.   The table below shows third quarter regional sales and variances versus third quarter 2012.

	Three Months Ended September 30, 2013		Percentage Change Due to:
(Dollars in millions)	$	% Change	Local Price	Currency Effect	Volume	Portfolio/ Other
U.S. & Canada	$2,548	3	(1)	—	5	(1)
EMEA*	1,814	10	(5)	2	10	3
Asia Pacific	1,944	3	(6)	(3)	12	—
Latin America	1,429	4	—	(4)	8	—

Total Consolidated Sales	$7,735	5	(3)	(1)	9	—

* Europe, Middle East & Africa

Segment Sales — 3rd Quarter

The table below shows third quarter 2013 segment sales with related variances versus the prior year.

	Three Months Ended		Percentage Change
	September 30, 2013		Due to:
SEGMENT SALES (Dollars in millions)	$	% Change	USD Price	Volume	Portfolio/ Other
Agriculture	$1,633	15	1	10	4
Electronics & Communications	638	5	(9)	14	—
Industrial Biosciences	305	4	—	4	—
Nutrition & Health	868	(1)	1	(1)	(1)
Performance Chemicals	1,720	(1)	(13)	12	—
Performance Materials	1,663	3	(2)	6	(1)
Safety & Protection	985	5	—	5	—
Other	1	nm
Total segment sales	7,813
Elimination of transfers	(78)
Consolidated net sales	$7,735

Operating Earnings — 3rd Quarter

			Change vs. 2012
(Dollars in millions)	3Q13	3Q12	$	%
Agriculture	$(62)	$(70)	$8	11%
Electronics & Communications	97	58	39	67%
Industrial Biosciences	45	40	5	13%
Nutrition & Health	81	77	4	5%
Performance Chemicals	254	413	(159)	-38%
Performance Materials	374	331	43	13%
Safety & Protection	171	147	24	16%
Other	(112)	(85)	(27)	nm
	848	911	(63)	-7%
Pharmaceuticals	5	10	(5)	-50%
Total segment operating earnings (1)	853	921	(68)	-7%

Corporate expenses	(162)	(174)	12	nm
Interest expense	(108)	(116)	8	nm
Operating earnings before income taxes and exchange gains/losses	583	631	(48)	-8%
Provision for income taxes on operating earnings, excluding taxes on exchange gains/losses	(111)	(164)	53	nm
Net after-tax exchange gains (losses) (2)	(43)	(59)	16	nm
Net income attributable to noncontrolling interests	(3)	(3)	—	nm
Operating earnings	$426	$405	$21	5%

Operating earnings per share	$0.45	$0.43	$0.02	5%

(1)  See Schedules B and C for listing of significant items and their impact by segment.

(2)  See Schedule D for additional information on exchange gains and losses.

The following is a summary of business results for each of the company’s reportable segments in the third quarter comparing the current quarter with the prior year.  References to selling price are on a U.S. dollar basis, including the impact of currency.

Agriculture — A seasonal operating loss of $62 million improved $8 million. The improvement was driven by strong insecticide demand as growers anticipate heavy insect pressure in Latin America, price improvement in seeds, and a $26 million gain resulting from the acquisition of a controlling interest in Pannar.  These increases were offset by higher seed costs reflecting finalization of the northern hemisphere season, continued investment to drive future growth and a negative currency impact.

Electronics & Communications — Operating earnings of $97 million increased $39 million driven by higher sales volume, mainly in photovoltaic markets reflecting demand improvement and share gains. Higher volume was offset in part by reduced selling prices, mainly from pass-through of lower metals prices.

Industrial Biosciences — Operating earnings of $45 million were up 13 percent on higher sales of Sorona® polymer for carpeting and apparel and lower costs, partially offset by higher raw material costs.

Nutrition & Health — Operating earnings of $81 million increased 5 percent reflecting productivity improvements, partially offset by higher cost guar inventory and negative currency.

Performance Chemicals — Operating earnings of $254 million were $159 million lower as price declines for titanium dioxide, refrigerants and fluoropolymers, along with higher raw material inventory costs, principally ore costs, more than offset volume increases. Titanium dioxide volume was up 25 percent from third quarter 2012 and essentially flat on a sequential basis.

Performance Materials — Operating earnings of $374 million increased $43 million including a $30 million benefit from a joint venture.  Earnings improvement from higher volume reflecting increased demand in packaging, automotive, and electronics markets was partially offset by lower selling prices.

Safety & Protection — Operating earnings of $171 million increased $24 million due primarily to higher volume and productivity improvements, partially offset by weaker sales mix. Higher volume reflects increased demand for U.S. ballistics military protection, protective garments, and construction products that offset softness in global public sector spending.

Additional information is available on the DuPont Investor Center website at http://www.investors.dupont.com.

Outlook

The company continues to expect full-year operating earnings of about $3.85 per share, with some changes in underlying assumptions.  The company now anticipates slightly lower full-year growth rates for global GDP and industrial production, a larger negative currency impact and a lower base tax rate of about 22 percent.

Use of Non-GAAP Measures

Management believes that certain non-GAAP measurements are meaningful to investors because they provide insight with respect to ongoing operating results of the company.  Such measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.  Reconciliations of non-GAAP measures to GAAP are provided in schedules A, C and D.

DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802.  The company believes that by collaborating with customers, governments, NGOs, and thought leaders we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment.  For additional information about DuPont and its commitment to inclusive innovation, please visit http://www.dupont.com.

Forward-Looking Statements:  This news release contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning.  All statements that address expectations or projections about the future, including statements about the company’s growth strategy, product development, regulatory approval, market position, anticipated benefits of acquisitions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward-looking statements.  Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized.  Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control.  Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; ability to protect and enforce the company’s intellectual property rights; and successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses.  The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

#   #   #

10/22/13

E. I. du Pont de Nemours and Company

Consolidated Income Statements

(Dollars in millions, except per share amounts)

SCHEDULE A

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net sales	$7,735	$7,390	$27,987	$27,487
Other income (loss), net (a)	70	(54)	321	251
Total	7,805	7,336	28,308	27,738

Cost of goods sold	5,165	4,779	17,415	16,558
Other operating charges (a)	990	937	2,843	3,064
Selling, general and administrative expenses	774	764	2,740	2,691
Research and development expense	540	521	1,603	1,562
Interest expense	108	116	340	347
Employee separation / asset related charges, net (a)	—	394	—	394
Total	7,577	7,511	24,941	24,616

Income (loss) from continuing operations before income taxes	228	(175)	3,367	3,122
(Benefit from) provision for income taxes on continuing operations (a)	(35)	(135)	687	654
Income from continuing operations after income taxes	263	(40)	2,680	2,468
Income from discontinued operations after taxes	25	48	1,997	219

Net income	288	8	4,677	2,687

Less: Net income attributable to noncontrolling interests	3	3	14	24

Net income attributable to DuPont	$285	$5	$4,663	$2,663

Basic earnings per share of common stock (b):
Basic earnings (loss) per share of common stock from continuing operations	$0.28	$(0.05)	$2.87	$2.61
Basic earnings per share of common stock from discontinued operations	0.03	0.05	2.16	0.24
Basic earnings per share of common stock	$0.30	$—	$5.03	$2.85

Diluted earnings per share of common stock (b):
Diluted earnings (loss) per share of common stock from continuing operations	$0.28	$(0.05)	$2.85	$2.58
Diluted earnings per share of common stock from discontinued operations	0.03	0.05	2.14	0.23
Diluted earnings per share of common stock	$0.30	$—	$4.99	$2.82

Dividends per share of common stock	$0.45	$0.43	$1.33	$1.27

Average number of shares outstanding used in earnings per share (EPS) calculation:
Basic	925,645,000	931,737,000	925,548,000	933,227,000
Diluted	933,005,000	940,526,000	932,542,000	942,524,000

(a) See Schedule B for detail of significant items.

(b) The sum of the individual earnings per share amounts may not equal the total due to rounding.

Reconciliation of Non-GAAP Measures

Summary of Earnings Comparison

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	% Change	2013	2012	% Change
Income from continuing operations after income taxes (GAAP)	$263	$(40)	758%	$2,680	$2,468	9%
Less: Significant items benefit (charge) included in income from continuing operations after income taxes (per Schedule B)	(71)	(342)		(129)	(589)
Non-operating pension/OPEB costs included in income from continuing operations after income taxes	(95)	(106)		(279)	(340)
Net income attributable to noncontrolling interest	3	3		14	24
Operating earnings	$426	$405	5%	$3,074	$3,373	-9%

EPS from continuing operations (GAAP)	$0.28	$(0.05)	660%	$2.85	$2.58	10%
Significant items benefit (charge) included in EPS (per Schedule B)	(0.08)	(0.37)		(0.14)	(0.63)
Non-operating pension/OPEB costs included in EPS	(0.09)	(0.11)		(0.30)	(0.36)
Operating EPS	$0.45	$0.43	5%	$3.29	$3.57	-8%

E. I. du Pont de Nemours and Company

Condensed Consolidated Balance Sheets

(Dollars in millions, except per share amounts)

SCHEDULE A (continued)

	September 30, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$7,005	$4,284
Marketable securities	184	123
Accounts and notes receivable, net	8,298	5,452
Inventories	7,031	7,565
Prepaid expenses	185	204
Deferred income taxes	840	613
Assets held for sale	—	3,076
Total current assets	23,543	21,317
Property, plant and equipment, net of accumulated depreciation (September 30, 2013 - $19,779; December 31, 2012 - $19,085)	12,908	12,741
Goodwill	4,718	4,616
Other intangible assets	5,135	5,126
Investment in affiliates	1,054	1,163
Deferred income taxes	3,739	3,936
Other assets	893	960
Total	$51,990	$49,859

Liabilities and Equity
Current liabilities
Accounts payable	$3,876	$4,853
Short-term borrowings and capital lease obligations	4,204	1,275
Income taxes	442	343
Other accrued liabilities	3,874	5,997
Liabilities related to assets held for sale	—	1,084
Total current liabilities	12,396	13,552
Long-term borrowings and capital lease obligations	10,755	10,465
Other liabilities	13,901	14,687
Deferred income taxes	973	856
Total liabilities	38,025	39,560

Commitments and contingent liabilities
Redeemable noncontrolling interest	65	—

Stockholders’ equity
Preferred stock	237	237
Common stock, $0.30 par value; 1,800,000,000 shares authorized; Issued at September 30, 2013 - 1,013,111,000 ; December 31, 2012 - 1,020,057,000	304	306
Additional paid-in capital	11,007	10,655
Reinvested earnings	17,020	14,383
Accumulated other comprehensive loss	(8,000)	(8,646)
Common stock held in treasury, at cost (87,041,000 shares at September 30, 2013 and December 31, 2012)	(6,727)	(6,727)
Total DuPont stockholders’ equity	13,841	10,208
Noncontrolling interests	59	91
Total equity	13,900	10,299
Total	$51,990	$49,859

E. I. du Pont de Nemours and Company

Condensed Consolidated Statement of Cash Flows

(Dollars in millions)

SCHEDULE A (continued)

	Nine Months Ended September 30,
Total Company	2013	2012

Net income	$4,677	$2,687
Adjustments to reconcile net income to cash used for operating activities:
Depreciation	961	1,047
Amortization	255	266
Other operating charges and credits - net	447	907
Gain on sale of business	(2,689)	—
Contributions to pension plans	(246)	(762)
Change in operating assets and liabilities - net	(5,738)	(4,571)
Cash used for operating activities	(2,333)	(426)

Investing activities
Purchases of property, plant and equipment	(1,223)	(1,139)
Investments in affiliates	(43)	(31)
Payments for businesses - net of cash acquired	(133)	(18)
Proceeds from sale of business - net	4,816	—
Proceeds from sales of assets - net	126	175
Net (increase) decrease in short-term financial instruments	(78)	336
Forward exchange contract settlements	82	23
Other investing activities - net	31	(13)
Cash provided by (used for) investing activities	3,578	(667)

Financing activities
Dividends paid to stockholders	(1,242)	(1,191)
Net increase in borrowings	3,204	2,524
Repurchase of common stock	(1,000)	(400)
Proceeds from exercise of stock options	497	520
Payments for noncontrolling interest	—	(447)
Other financing activities - net	3	38
Cash provided by financing activities	1,462	1,044

Effect of exchange rate changes on cash	(81)	(23)

Cash classified as held for sale	—	(96)

Increase (decrease) in cash and cash equivalents	2,626	(168)

Cash and cash equivalents at beginning of period	4,379	3,586

Cash and cash equivalents at end of period	$7,005	$3,418

Reconciliation of Non-GAAP Measure

Calculation of Free Cash Flow - Total Company

	Nine Months Ended September 30,
	2013	2012
Cash used for operating activities	$(2,333)	$(426)
Purchases of property, plant and equipment	(1,223)	(1,139)
Free cash flow	$(3,556)	$(1,565)

E. I. du Pont de Nemours and Company

Schedule of Significant Items from Continuing Operations

(Dollars in millions, except per share amounts)

SCHEDULE B

SIGNIFICANT ITEMS FROM CONTINUING OPERATIONS

	Pre-tax		After-tax		($ Per Share)
	2013	2012	2013	2012	2013	2012
1st Quarter
Customer claims charge (a)	$(35)	$(50)	$(22)	$(32)	$(0.02)	$(0.04)
Income tax items (b)	—	—	42	—	0.04	—
1st Quarter - Total	$(35)	$(50)	$20	$(32)	$0.02	$(0.04)

2nd Quarter
Customer claims charge (a)	$(80)	$(265)	$(51)	$(169)	$(0.05)	$(0.18)
Income tax items (c)	(11)	—	(27)	—	(0.03)	—
Litigation settlement (d)	—	(137)	—	(123)	—	(0.13)
Gain on sale of equity method investment (e)	—	122	—	77	—	0.08
2nd Quarter - Total	$(91)	$(280)	$(78)	$(215)	$(0.08)	$(0.23)

3rd Quarter
Customer claims charge (a)	$(40)	$(125)	$(24)	$(80)	$(0.03)	$(0.09)
Litigation settlement (f)	(72)	—	(47)	—	(0.05)	—
Restructuring charge (g)	—	(152)	—	(105)	—	(0.11)
Asset impairment charge (h)	—	(242)	—	(157)	—	(0.17)
3rd Quarter - Total	$(112)	$(519)	$(71)	$(342)	$(0.08)	$(0.37)

Year-to-date - Total (i)	$(238)	$(849)	$(129)	$(589)	$(0.14)	$(0.63)

(a)    Third quarter 2013 includes a net charge of $(40) consisting of a $(65) charge associated with the company’s process to fairly resolve claims related to the use of Imprelis® herbicide offset by $25 of insurance recoveries.  At September 30, 2013, the company has recorded charges of $(930) to resolve these claims. The company will continue to evaluate reported claim damage as additional information becomes available. It is reasonably possible that additional charges could result related to this matter and the company currently estimates that total charges could be about $1,200. The company has an applicable insurance program with a deductible equal to the first $100 of costs and expenses. The insurance program limits are $725 for costs and expenses in excess of the $100. The company has submitted and will continue to submit requests for payment to its insurance carriers for costs associated with this matter. The company has begun to receive payment from its insurance carriers and continues to seek recovery although the timing and outcome remain uncertain. These charges are recorded in Other operating charges and relate to the Agriculture segment.

(b)    First quarter 2013 included a net tax benefit of $42 consisting of a $68 benefit for the 2013 extension of certain U.S business tax provisions offset by a ($26) charge related to the global distribution of Performance Coatings cash proceeds.

(c)     Second quarter 2013 included a charge of ($11) in Other income, net related to interest on a prior year tax position.  Second quarter 2013 also included a charge of ($49) associated with a change in accrual for a prior year tax position (inclusive of a benefit associated with interest on a prior year tax position) offset by a $33 benefit for an enacted tax law change.

(d)    Second quarter 2012 included a charge of ($137) recorded in Other operating charges primarily related to the company’s settlement of litigation with Invista.  This matter relates to Other.

(e)     Second quarter 2012 included a pre-tax gain of $122 recorded in Other income, net associated with the sale of an equity method investment in the Electronics & Communications segment.

(f)      Third quarter 2013 includes a charge of $(72) recorded in Other operating charges related to the company’s settlement of titanium dioxide antitrust litigation.  This matter relates to the Performance Chemicals segment.

(g)     Third quarter 2012 included a $152 restructuring charge recorded in Employee separation/asset related charges, net consisting of $133 of severance and related benefit costs and $19 of asset related charges as a result of the company’s plan to eliminate corporate costs previously allocated to Performance Coatings and cost-cutting actions to improve competitiveness.  Pre-tax charges by segment were: Agriculture - $(3), Nutrition & Health - $(13), Electronics & Communications - $(7), Performance Chemicals - $(3), Performance Materials - $(9), Safety & Protection - $(55), Industrial Biosciences - $(3), and Corporate expenses - $(59).

(h)    Third quarter 2012 included a $242 impairment charge recorded in Employee separation/asset related charges, net related to asset groupings within the Electronics & Communications and Performance Materials segments. The charge of $150 within Electronics & Communications was a result of conditions within the thin film photovoltaic market. The charge of $92 within Performance Materials was the result of deteriorating conditions in an industrial polymer market.

(i)        Earnings per share for the year may not equal the sum of quarterly earnings per share due to changes in average share calculations.

E. I. du Pont de Nemours and Company

Consolidated Segment Information

(Dollars in millions)

SCHEDULE C

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
SEGMENT SALES (1)
Agriculture	$1,633	$1,423	$9,933	$8,891
Electronics & Communications	638	607	1,907	2,079
Industrial Biosciences	305	292	898	880
Nutrition & Health	868	876	2,601	2,569
Performance Chemicals	1,720	1,732	5,087	5,600
Performance Materials	1,663	1,614	4,892	4,913
Safety & Protection	985	934	2,909	2,861
Other	1	2	5	4
Total Segment sales	7,813	7,480	28,232	27,797

Elimination of transfers	(78)	(90)	(245)	(310)
Consolidated net sales	$7,735	$7,390	$27,987	$27,487

(1)   Sales for the reporting segments include transfers.

E. I. du Pont de Nemours and Company

Consolidated Segment Information

(Dollars in millions)

SCHEDULE C (continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
INCOME/(LOSS) FROM CONTINUING OPERATIONS (GAAP)
Agriculture	$(102)	$(198)	$2,240	$1,772
Electronics & Communications	97	(99)	241	181
Industrial Biosciences	45	37	129	118
Nutrition & Health	81	64	218	248
Performance Chemicals	182	410	697	1,575
Performance Materials	374	230	1,002	851
Safety & Protection	171	92	481	432
Pharmaceuticals	5	10	27	53
Other	(112)	(85)	(276)	(385)
Total Segment PTOI	741	461	4,759	4,845

Corporate expenses	(162)	(233)	(582)	(708)
Interest expense	(108)	(116)	(340)	(347)
Non-operating pension/OPEB costs	(142)	(157)	(415)	(507)
Net exchange gains (losses) (1)	(101)	(130)	(55)	(161)
Income before income taxes from continuing operations	$228	$(175)	$3,367	$3,122

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
SIGNIFICANT ITEMS BY SEGMENT (PRE-TAX) (2)
Agriculture	$(40)	$(128)	$(155)	$(443)
Electronics & Communications	—	(157)	—	(35)
Industrial Biosciences	—	(3)	—	(3)
Nutrition & Health	—	(13)	—	(13)
Performance Chemicals	(72)	(3)	(72)	(3)
Performance Materials	—	(101)	—	(101)
Safety & Protection	—	(55)	—	(55)
Pharmaceuticals	—	—	—	—
Other	—	—	—	(137)
Total significant items by segment	(112)	(460)	(227)	(790)
Corporate expenses	—	(59)	(11)	(59)
Total significant items before income taxes	$(112)	$(519)	$(238)	$(849)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
OPERATING EARNINGS
Agriculture	$(62)	$(70)	$2,395	$2,215
Electronics & Communications	97	58	241	216
Industrial Biosciences	45	40	129	121
Nutrition & Health	81	77	218	261
Performance Chemicals	254	413	769	1,578
Performance Materials	374	331	1,002	952
Safety & Protection	171	147	481	487
Pharmaceuticals	5	10	27	53
Other	(112)	(85)	(276)	(248)
Total segment operating earnings	853	921	4,986	5,635
Corporate expenses	(162)	(174)	(571)	(649)
Interest expense	(108)	(116)	(340)	(347)
Operating earnings before income taxes and exchange gains (losses)	583	631	4,075	4,639
Net exchange gains (losses) (1)	(101)	(130)	(55)	(161)
Operating earnings before income taxes	$482	$501	$4,020	$4,478

(1) See Schedule D for additional information on exchange gains and losses.

(2) See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D

Reconciliations of Adjusted EBIT / EBITDA to Consolidated Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Income from continuing operations before income taxes	$228	$(175)	$3,367	$3,122
Add: Significant items before income taxes	112	519	238	849
Add: Non-operating pension/OPEB costs	142	157	415	507
Operating earnings before income taxes	$482	$501	$4,020	$4,478
Less: Net income attributable to noncontrolling interests	3	3	14	24
Add: Interest expense	108	116	340	347
Adjusted EBIT from operating earnings	587	614	4,346	4,801
Add: Depreciation and amortization	379	393	1,216	1,237
Adjusted EBITDA from operating earnings	$966	$1,007	$5,562	$6,038

Reconciliation of Operating Earnings Per Share (EPS) Outlook

The reconciliation below represents the company’s outlook on an operating earnings basis, defined as earnings from continuing operations excluding significant items and non-operating pension/OPEB costs.

	Year Ended December 31,
	2013 Outlook	2012 Actual
Operating EPS	$3.85	$3.77

Significant items
Tax items	0.02	—
Sale of an equity method investment	—	0.08
Customer claims charges	(0.11)	(0.39)
Restructuring charge/adjustments	—	(0.17)
Litigation settlement	(0.05)	(0.13)
Asset impairment charge	—	(0.19)
Sale of business	—	0.08

Non-operating pension/OPEB costs - estimate	(0.40)	(0.46)

Impact of LIFO accounting change	—	0.02

EPS from continuing operations (GAAP)	$3.31	$2.61

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions)

SCHEDULE D (continued)

Exchange Gains/Losses on Operating Earnings

The company routinely uses forward exchange contracts to offset its net exposures, by currency, related to the foreign currency denominated monetary assets and liabilities of its operations. The objective of this program is to maintain an approximately balanced position in foreign currencies in order to minimize, on an after-tax basis, the effects of exchange rate changes. The net pre-tax exchange gains and losses are recorded in Other income, net and the related tax impact is recorded in Provision for (benefit from) income taxes on the Consolidated Income Statements.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Subsidiary/Affiliate Monetary Position Gain (Loss)
Pre-tax exchange gains (losses) (includes equity affiliates)	$29	$91	$(121)	$(50)
Local tax benefits (expenses)	13	(6)	32	10
Net after-tax impact from subsidiary exchange gains (losses)	$42	$85	$(89)	$(40)

Hedging Program Gain (Loss)
Pre-tax exchange gains (losses)	$(130)	$(221)	$66	$(111)
Tax benefits (expenses)	45	77	(24)	38
Net after-tax impact from hedging program exchange gains (losses)	$(85)	$(144)	$42	$(73)

Total Exchange Gain (Loss)
Pre-tax exchange gains (losses)	$(101)	$(130)	$(55)	$(161)
Tax benefits (expenses)	58	71	8	48
Net after-tax exchange gains (losses) (1)	$(43)	$(59)	$(47)	$(113)

As shown above, the “Total Exchange Gain (Loss)” is the sum of the “Subsidiary/Affiliate Monetary Position Gain (Loss)” and the “Hedging Program Gain (Loss).”

(1)  The above Net after-tax exchange gains (losses) excludes gains (losses) attributable to discontinued operations of $0 and $9 for the three months ended September 30, 2013 and 2012, respectively, and $(5) and $(11) for the nine months ended September 30, 2013 and 2012, respectively.

Reconciliation of Base Income Tax Rate to Effective Income Tax Rate

Base income tax rate is defined as the effective income tax rate less the effect of exchange gains (losses), as defined above, significant items and non-operating pension/OPEB costs.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Income from continuing operations before income taxes	$228	$(175)	$3,367	$3,122
Add: Significant items - (benefit) charge (2)	112	519	238	849
Non-operating pension/OPEB costs	142	157	415	507
Less: Net exchange (losses) gains	(101)	(130)	(55)	(161)
Income from continuing operations before income taxes, significant items, exchange gains (losses), and non-operating pension/OPEB costs	$583	$631	$4,075	$4,639

Provision for income taxes on continuing operations	$(35)	$(135)	$687	$654
Add: Tax benefits (expenses) on significant items	41	177	109	260
Tax benefits (expenses) on non-operating pension/OPEB costs	47	51	136	167
Tax benefits (expenses) on exchange gains/losses	58	71	8	48
Provision for income taxes on operating earnings, excluding exchange gains (losses)	$111	$164	$940	$1,129

Effective income tax rate	(15.4)%	77.1%	20.4%	20.9%
Significant items effect and non-operating pension/OPEB costs effect	26.4%	(58.5)%	2.8%	3.2%
Tax rate, from continuing operations, before significant items and non-operating pension/OPEB costs	11.0%	18.6%	23.2%	24.1%
Exchange gains (losses) effect	8.0%	7.4%	(0.1)%	0.2%
Base income tax rate from continuing operations	19.0%	26.0%	23.1%	24.3%

(2)  See Schedule B for detail of significant items.